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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in Peoples Energy Corporation's Form S-4 Registration Statement filed on March 7, 2001 of our report dated October 27, 2000 included (or incorporated by reference) in Peoples Energy Corporation's Form 10-K for the year ended September 30, 2000 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP


                                          /s/ Arthur Andersen LLP
                                          -----------------------
                                          Chicago, Illinois
                                          March 7, 2001